UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2019

ATACAMA RESOURCES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-55743	46-3105245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10820 68th Place

Kenosha, WI 53142

(Address of Principal Executive Offices)

1-780-512-3805

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter)          [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 5.02 – Election of Directors

On December 1, 2018, the registrant elected Allan Flasch as a director. There are no arrangements or understandings between Mr. Flasch and any other persons pursuant to which he was selected as a director, and there are no material plans, contracts or arrangements to which he is a party. At this time Mr. Flasch has not been named to any committee of the board of directors.

There have been no transactions between Mr. Flasch and any party related to the registrant.

Item 8.01 – Other Events

The registrant is a mining exploration company and is seeking an affiliation with a mining production company. The registrant has been in contact with several mining companies, both Canadian and those listed on the New York Stock Exchange, to explore possible partnerships, mergers or investments. The registrant believes that its interests are best served with an affiliation with an established local mining company in order to expedite the mining process.

Assay results recently discovered by the registrant for gold in several diamond drill holes on its property have revealed unusually high amounts of gold and the findings have been disclosed. The registrant has hired professional geologists to study the geology of its mining claims in Kirkland Lake, Ontario, Canada, with an emphasis on the new findings. The registrant is disclosing in Item 9.01 the January 7, 2019 geology report for the registrants mining claims in the Kirkland Lake area.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.01 – January 7, 2019 geology report for mining claims in Kirkland Lake, Ontario

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Atacama Resources International, Inc.

By:      /s/ Glenn Grant

Glenn Grant

Chief Executive Officer

Dated: January 14, 2019